TABERNA SECURITIES, LLC
450 Park Avenue
New York, NY 10022

August 2, 2006

Deerfield Triarc Capital Corp.
6250 N. River Road
9th Floor
Rosemont, IL 60018

Re: Proposed Offering

Ladies and Gentlemen:

          This letter agreement (the “Agreement”) confirms the discussions between Taberna Securities, LLC (“TS”) and Deerfield Triarc Capital Corp. (“Issuer”) regarding TS’s arrangement of a Rule 144A offering or private placement (any such offering or placement, an “Offering”) of the securities described below (the “Securities”). As part of the Offering, TS hereby agrees, subject to the obligations specified herein, to cause the Securities to be purchased by one or more special purpose entities (individually and collectively, the “SPV”) (which Securities will be a portion of a portfolio of multiple separate issues of Securities).

          Issuer hereby confirms its agreement to participate in the Offering by issuing Securities in the approximate amount and upon substantially the terms as follows:

Issuer	Deerfield Triarc Capital Corp., or a subsidiary thereof

Purchaser	The SPV

Securities	Up to $45 million of trust preferred securities, funded in up to two tranches of at least $15 million each (each, a “Tranche”)

Trustee	JPMorgan Chase & Co.

Trustee Fees	$2,000 up front / $4,000 annually

Interest Rate	3 month LIBOR plus 2.25%

Time Period

Issuer shall provide a written request to TS to fund a Tranche, which such request shall be approved or disapproved (pursuant to “Obligation to Purchase” below) by TS in writing (an “Approval Notice”) to Issuer within five (5) business days of its receipt of such request; provided that the expiration of such five (5) business day period shall be tolled until Issuer has made available to TS in Issuer’s office members of Issuer’s senior management and customary due diligence materials relating to the Offering, plus two (2) business days if Issuer does not make such persons and materials available to TS within three (3) business days after its request. TS shall have five (5) business days from the date of the Approval Notice (or the date by which the Approval Notice was required to be delivered if not delivered) to cause the SPV to purchase the Securities. Provided Issuer makes its senior management and customary due diligence materials available to TS as required pursuant to a request to fund a Tranche in accordance with the foregoing, failure of TS to cause the SPV to purchase the Securities within five (5) business days of the Approval Notice (or the date by which the Approval Notice was required to be delivered if not delivered) shall cause (x) Section 10.6(e) of the Junior Subordinated Indenture dated as of August 2, 2006 between Deerfield Triarc Capital LLC and JPMorgan Chase Bank, National Association (the “Indenture”) to be non-binding on Deerfield Triarc Capital LLC and (y) Section 5.1(e) of the Parent Guarantee Agreement dated as of August 2, 2006 between Issuer and JPMorgan Chase Bank, National Association (the “Parent Guarantee”) to be non-binding on Issuer. Notice to TS shall be sent in accordance with Section 7.3(b) of the Indenture, with a copy to Issuer’s introducing agent, and notice to Issuer shall be sent in accordance with Section 1.5(b) of the Indenture.

No Call Period	Five (5) years

Maturity	30 Years

Payment Frequency	Quarterly, in arrears

Optional Redemption	The Securities are redeemable, in whole or in part, without penalty, anytime after the expiration of the No Call Period

Fee	3.00% payable by Issuer to the placement agent for each Tranche

Issuer Credit Rating	No rating required

Expenses

Issuer shall be responsible, with respect to each Tranche, for (i) the reasonable fees and expenses of its legal counsel, (ii) the reasonable fees and expenses of the trustee, (iii) the fees and expenses of a law firm with extensive experience in capital securities representation up to $25,000, and (iv) the fees and expenses of special Delaware counsel ($3,500).

Governing Law	All documents will be governed by New York law, except that the trust document will be governed by the laws of the jurisdiction of the trust.

Obligation To Purchase

TS’s obligation to cause the SPV to purchase the Securities is a binding legal obligation of TS, which expires in its entirety on October 31, 2006, subject only to the occurrence of a material adverse effect (a “MAE”), determined in TS’s good faith, on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) of Issuer and its subsidiaries taken as a whole, on or after the date hereof, whether or not occurring in the ordinary course of business. TS shall give Issuer prompt written notice of any belief by it that an MAE has occurred (stating the basis for its belief) and any decision by it not to cause the SPV to purchase the Securities. If TS declines to cause the SPV to purchase the Securities because of the occurrence of an MAE, then (x) Section 10.6(e) of the Indenture shall be non-binding on Deerfield Triarc Capital LLC and (y) Section 5.1(e) of the Parent Guarantee shall be non-binding on Issuer.

Obligation to Issue	Issuer shall not be obligated to issue the Securities unless it has given written notice to TS of its intent to issue the Securities.

Obligation to Fund

If TS so requests, Bear, Stearns & Co. Inc. agrees, pursuant to that certain Warehousing Agreement dated June 29, 2005, between Bear, Stearns & Co. Inc. and Taberna Funding, LLC, as amended, to finance up to $25 million of the purchase of the Securities.

Documentation	Documents and terms and conditions will be substantially identical to those from Issuer’s trust preferred securities offering dated as of August 2, 2006.

          The parities acknowledge and agree that their respective obligations under this Agreement are not subject to prevailing market conditions.

          In connection with TS’s services hereunder, Issuer agrees to make available all information and data concerning Issuer and its subsidiaries and affiliates which TS or its representatives may reasonably request. Issuer also agrees to allow representatives of TS, upon prior reasonable notice, to discuss with Issuer’s management the financial condition, results of operations, business and prospects of Issuer and its subsidiaries and affiliates. Issuer represents that all such information and data provided to TS and its representatives will be accurate and complete, and understands that TS and its representatives will use and rely, and Issuer expressly permits TS to use and rely, upon such information and data. TS recognizes that Issuer may provide TS with certain confidential information concerning Issuer and its business. TS hereby agrees to keep confidential all such information provided by and relating to Issuer that is designated by Issuer in writing for such confidential treatment. TS shall use all such confidential information solely in connection with its obligation to cause the SPV to purchase the Securities as specified in this Agreement, except as may be required in performing such services, or as required by applicable law, shall not disclose any of such confidential information to any third party (other than directors, officers, employees or outside advisors of TS or its affiliates, in which case TS shall be responsible for their compliance with the confidentiality duties herein) without the prior consent of Issuer. The foregoing confidentiality agreements of TS shall not be applicable to any information that is publicly available when provided or that thereafter becomes publicly available other than through the failure of TS to keep such information confidential as provided herein, or that is required to be disclosed by TS by judicial or administrative process in connection with any action, suit, proceeding, investigation or claim or otherwise by applicable law. Information shall be deemed “publicly available” if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained by TS from any source other than Issuer (or its directors, officers, employees or outside advisors) and not known to TS to be bound by a confidentiality obligation to Issuer. Notwithstanding the foregoing, TS and Issuer agree that each may disclose the tax structure and tax aspects of the Offering to any and all persons without limitation of any kind in a manner contemplated by Treasury regulations section 1.6011-4(b)(3)(iii).

          The name and address of Issuer’s introducing agent is as follows:

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179
Attn: Jonathan Lieberman

          This Agreement shall constitute the sole and exclusive agreement between the parties and supersedes any prior representations or agreements by or between the parties, whether oral or written, and may not be modified or amended except in a writing signed by each of the parties hereto. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law).

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate of this Agreement, whereupon this Agreement and your acceptance shall represent a binding agreement among Issuer, TS and Bear, Stearns & Co Inc.

Very truly yours,

Taberna Securities, LLC

By:	/s/ Mitchell Kahn

Name:	Mitchell Kahn
Title:	President

AGREED AND ACCEPTED AS OF
AUGUST ___, 2006:

Bear, Stearns & Co. Inc.

By:	/s/ Thomas Dunston

Name:	Thomas Dunston
Title:	Senior Managing Director

AGREED AND ACCEPTED AS OF
AUGUST ___, 2006:

Deerfield Triarc Capital Corp.

By:	/s/ Frederick L. White

Name:	Frederick L. White
Title:	Secretary